SUB-ADVISORY AGREEMENT
                         LEGG MASON TAX-FREE INCOME FUND


            AGREEMENT made this 1st day of June, 2000 by and between Legg Mason Fund Adviser, Inc. ("Manager"), a Maryland corporation, and Legg Mason Trust, fsb ("Sub-Adviser"), a federal savings bank, each of which is registered as an investment adviser under the Investment Advisers Act of 1940.

            WHEREAS, Manager is the investment adviser and manager of Legg Mason Tax-Free Income Fund ("Trust"), a non-diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which has registered distinct series of shares of beneficial interest (listed in Appendix A), each representing a distinct portfolio of securities ("Series").

            WHEREAS, Manager wishes to retain Sub-Adviser to provide it with certain investment advisory services in connection with Manager's management of the Series and the Trust; and

            WHEREAS, Sub-Adviser is willing to furnish such services on the terms and conditions hereinafter set forth;

            NOW,  THEREFORE,   in  consideration  of  the  promises  and  mutual
covenants herein contained, it is agreed as follows:

            1. Appointment. Manager hereby appoints Sub-Adviser as investment adviser for the Series and the Trust for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

            2. Delivery of Documents. Manager has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following:

                (a) The Trust's  Declaration of Trust and all amendments thereto
            (such Declaration of Trust, as presently in effect and as they shall from time to time be amended, are herein called the "Declaration of Trust"):

                (b) The Trust's By-Laws and all amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

                (c) Resolutions of the Trust's Board of Trustees authorizing the appointment of Sub-Adviser as investment adviser and approving this Agreement;

                (d) The Trust's  Registration  Statement  on Form N-1A under the
            Securities Act of 1933, as amended, and the 1940 Act (File No. 811-6223) as filed with the Securities and Exchange Commission,

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            including all exhibits  thereto,  relating to shares of common stock of the Trust (herein called "Shares") and all amendments thereto;

                (e) The Series' most recent prospectus(es) (such prospectus(es), as presently in effect and all amendments and supplements thereto are herein called the "Prospectus"); and

                (f) The Series' most recent statement of additional  information
            (such statement of additional information, as presently in effect and all amendments and supplements thereto are herein called the "Statement of Additional Information").

The Manager will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing.

            3. Investment Advisory Services. (a) Subject to the supervision of the Trust's Board of Trustees and the Manager, the Sub-Adviser shall regularly provide the Trust with investment research, advice, management and supervision and shall furnish a continuous investment program for each Series' portfolio of securities consistent with the Series' investment objective, policies and limitations as stated in the Series' current Prospectus and Statement of Additional Information. The Sub-Adviser shall determine from time to time what securities will be purchased, retained or sold by each Series, and shall implement those decisions, all subject to the provisions of the Trust's Declaration of Trust and By-Laws, the 1940 Act, the applicable rules and regulations of the Securities and Exchange Commission, and other applicable federal and state law, as well as the investment objective, policies, and limitations of the Series. The Sub-Adviser will place orders pursuant to its investment determinations for the Series either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain the best net price and the most favorable execution of its orders; however, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide the Series with research, analysis, advice and similar services, and the Sub-Adviser may pay to these brokers, in return for research and analysis, a higher commission than may be charged by other brokers. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser or any affiliated person thereof except in accordance with the rules, regulations or orders promulgated by the Securities and Exchange Commission pursuant to the 1940 Act. The Sub-Adviser shall also perform such other functions of management and supervision as may be requested by the Manager and agreed to by the Sub-Adviser.

            (b) The Sub-Adviser will maintain or oversee the maintenance of all books and records with respect to the securities transactions of the Series in accordance with all applicable federal and state laws and regulations, and will furnish the Board of Trustees of the Trust with such periodic and special reports as the Board or the Manager reasonably may request.

            (c) The Trust has authorized any entity or person associated with the Sub-Adviser which is a member of a national securities exchange to effect any transaction on the exchange for the account of a Series which is permitted

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by  Section  11(a)  of the  Securities  Exchange  Act of 1934 or Rule  11a2-2(T)
thereunder, and the Trust hereby consents to the retention by such person associated with the Sub-Adviser of all permissible compensation for such
transactions,     including    compensation,    in    accordance    with    Rule
11a2-2(T)(a)(2)(iv).

            4. Services Not Exclusive. The Sub-Adviser's services hereunder are not deemed to be exclusive, and the Sub-Adviser shall be free to render similar services to others. It is understood that persons employed by the Sub-Adviser to assist in the performance of its duties hereunder might not devote their full time to such service. Nothing herein contained shall be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other business or to render services of whatever kind or nature.

            5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all books and records which it maintains for the Trust are property of the Trust and further agrees to surrender promptly to the Trust or its agents any of such records upon the Trust's request. The Sub-Adviser further agrees to preserve for the period prescribed by Rule 31a-2 under the 1940 Act, any such records required to be maintained by Rule 31a-1 under the 1940 Act.

            6. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for a Series.

            7. Compensation. For the services which the Sub-Adviser will render to the Manager and the Trust under this Agreement, the Manager, on behalf of each Series, will pay the Sub-Adviser a fee, computed daily and paid monthly, at the annual rate of such Series' average daily net assets that is set forth in Appendix A to this Agreement, net of any waivers or reimbursements by the Manager of its fee. Fees due to the Sub-Adviser hereunder shall be paid promptly to the Sub-Adviser by the Manager following its receipt of fees from the Trust. If this Agreement is terminated as of any date not the last day of a calendar month, a final fee shall be paid promptly after the date of termination and shall be based on the percentage of days of the month during which the Agreement was still in effect.

            8. Limitation of Liability. The Sub-Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Manager or by the Trust in connection with the performance of this Agreement; provided, that nothing in this Agreement shall protect the Sub-Adviser against any liability to the Manager, the Trust or its shareholders for a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement.

            9. Definitions. As used in this Agreement, the terms "securities" and "net assets" shall have the meanings ascribed to them in the Declaration of Trust; and the terms "assignment," "interested person," and "majority of the

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

outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions or modifications as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

            10. Duration and Termination. This Agreement will become effective June 1, 2000, provided that it shall have been approved by the Trust's Board of Trustees. If not earlier terminated, this Agreement shall continue in effect with respect to a Series for successive annual periods, provided that such continuance is specifically approved at least annually (i) by the Trust's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of that Series, provided that in either event the continuance is also approved by a majority of the Trust's Trustees who are not interested persons (as defined in the 1940 Act) of the Trust or of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to any or all Series without penalty, by vote of the Trust's Board of Trustees, by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the affected Series, by the Manager or by the Sub-Adviser, on not less than 60 days' notice to the Trust and/or the other party(ies) and will be terminated immediately upon any termination with respect to the Trust of the Investment Advisory and Management Agreement between Manager and the Trust dated June 1, 2000, or upon the mutual written consent of the Manager, the Sub-Adviser, and the Trust. Termination of this Agreement with respect to a Series shall in no way affect continued performance with regard to any other Series of the Trust. This Agreement will automatically and immediately terminate in the event of its assignment.

            11. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

            12. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective with respect to a Series until approved by vote of the holders of a majority of the outstanding voting securities of that Series.

            13. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their constitution or effect. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

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

            IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed by their officers thereunto duly authorized.

Attest:                                     LEGG MASON FUND ADVISER, INC.



By: /s/ Marc R. Duffy                       By: /s/ Jennifer W. Murphy
    ------------------------------              --------------------------------
                                                Name:
                                                Title:

Attest:                                     LEGG MASON TRUST, FSB



By: /s/ Marc R. Duffy                       By: /s/ Jennifer W. Reynolds
    ------------------------------              --------------------------------
                                                Name:  Jennifer W. Reynolds
                                                Title: Vice Chairman, LM Trust

                                     -5-

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                                   APPENDIX A

                   Series                                        Fee Rate
                   ------                                        --------

Legg Mason Maryland Tax-Free Income Trust                          0.50%

Legg Mason Pennsylvania Tax-Free Income Trust                      0.50%

Legg Mason Tax-Free Intermediate-Term Income Trust                 0.50%

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